THE E.W. SCRIPPS COMPANY THE CORDILLERA ACQUISITION: INVESTOR PRESENTATION OCT. 29, 2018

THE E.W. SCRIPPS COMPANY Disclaimer Forward-Looking Statements Certain statements in this communication may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, are forward-looking statements. These forward-looking statements are based on management's current expectations, and are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in such forward-looking statements. Such forward-looking statements are made as of the date of this communication and should be evaluated with the understanding of their inherent uncertainty. A detailed discussion of principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included in the company’s Form 10-K on file with the SEC in the section titled “Risk Factors.” The company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made. 2

THE E.W. SCRIPPS COMPANY The Cordillera Portfolio Enhances Our Local Media Durability o The acquisition of the 10 Cordillera markets will expand our reach to 20.7 percent of U.S. TV households with 51 stations serving 36 markets. o Scripps will have the No.1-rated TV station in 11 of its 36 markets (31 percent), enhancing the durability of our Local Media revenue. o The Cordillera stations will significantly diversify the Scripps portfolio, growing it to 51 stations, including: − 18 ABC stations − 11 NBC stations − 7 CBS stations − 2 Fox stations o Scripps will operate seven duopolies, including two with Big Four combinations, efficiently enhancing our depth and durability. o The acquired portfolio is accretive to margins for the Local Media segment and the company. 3

THE E.W. SCRIPPS COMPANY Cordillera’s Highly Ranked Stations Take Scripps Into Montana, Kentucky and Louisiana Missoula, Billings, Butte-Bozeman, Great Falls, Helena, Montana DMA No. 164, 167, 185, 192, 205 KPAX/KAJJ, KTVQ, KXLF/KBZK, KRTV, KTGF, KTVH, KXLH Lexington, Kentucky DMA No. 63 WLEX Colorado Springs- Pueblo, Colorado DMA No. 87 KOAA Lafayette, Louisiana DMA No. 121 KATC Santa Barbara-San Luis Obispo, California DMA No. 123 Corpus Christi, Texas DMA No. 128 KSBY KRIS KAJA 43

THE E.W. SCRIPPS COMPANY Cordillera Stations Are The Leading Media Franchises In Their Markets Primary Secondary DMA Station Rank Market Primary Call Sign Affiliate Affiliates 63 1 Lexington WLEX 87 1 Colorado Springs KOAA 121 1 Lafayette KATC Santa Barbara- 123 1 KSBY San Luis Obispo KRIS 128 2 Corpus Christi KAJA KPAX/ 164 1 Missoula KAJJ 167 1 Billings KTVQ 185 1 Butte-Bozeman KXLF/KBZK KRTV 192 1 Great Falls KTGF KTVH 205 1 Helena KXLH 53